Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Harbor Custom Development, Inc., a Washington corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended September 30, 2021 (the “Form 10-Q/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2022	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer and President (Principal Executive Officer)

Date: April 29, 2022	/s/ Lance Brown
Lance Brown
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Harbor Custom Development, Inc. and will be retained by Harbor Custom Development, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.